Exhibit 10.20.1

FIRST AMENDMENT TO THE

SUPPORT SERVICES AGREEMENT

This First Amendment to the Support Services Agreement (this “Amendment”), is made and effective as of January 31, 2023, by and between Cain, Watters & Associates, P.L.L.C., a Texas professional limited liability company (“CWA”), and Tectonic Advisors, LLC, a Texas limited liability company formerly known as III:I Financial Management Research, L.P. (“Tectonic”).

Recitals

WHEREAS, CWA and Tectonic are parties to that certain Support Services Agreement, dated February 5, 2015 (the “Support Services Agreement”);

WHEREAS, CWA and Tectonic desire to amend the Support Services Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Defined Terms; Section References. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning ascribed to such terms in the Support Services Agreement. Unless otherwise specified, all section references in this Amendment refer to sections of the Support Services Agreement.

2.    Appendix A. The description of services set forth in Appendix A of the Support Services Agreement is hereby amended and restated in its entirety as set forth as Appendix A hereto.

3.    Appendix B. The description of services set forth in Appendix B of the Support Services Agreement is hereby amended and restated as set forth as Appendix B hereto.

4.    Appendix C. The schedule of fees and expenses set forth in Appendix C of the Support Services Agreement is hereby amended and restated in its entirety as set forth as Appendix C hereto.

5.    Schedule C. The schedule of historical fees and expenses set forth in Schedule C of the Support Services Agreement is hereby eliminated and deleted from the Support Services Agreement in its entirety.

6.    Effect of Amendment. Except as otherwise expressly set forth herein, all other terms and conditions of the Support Services Agreement remain in full force and effect without modification. From and after the execution of this Amendment by the parties hereto, any reference to the Support Services Agreement shall be deemed a reference to the Support Services Agreement as amended hereby.

7.    Governing Law. This Amendment shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

8.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9.     Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAIN, WATTERS & ASSOCIATES, LLC

By:          /s/ Daniel C. Wicker

Name:     Daniel C. Wicker

Title:       Managing Member

TECTONIC ADVISORS, LLC

By:         /s/ A. Haag Sherman

Name:    A. Haag Sherman

Title:      Chief Executive Officer

[Signature Page to First Amendment to Support Services Agreement]

Exhibit A

Support Services to be Rendered by CWA

None.

Exhibit B

Management Services to be Rendered by Advisors

Advisors shall provide all services to CWA that it has historically provided under the existing Agreement to Provide Financial Management Research Services effective January 15, 2006, which shall include (but not be limited to) the following:

1.	Asset Management Services;

2.	Investment Manager Oversight;

3.	Management and trading of model portfolios at TD Ameritrade (or any other custodian) consistent with past practices; and

4.	Such other asset management services as may be agreed to by the Parties either in writing, by oral agreement, or through CWA’s receipt of benefits of such other services without reasonably timely objection by Advisors.

Exhibit C

Charge for Services Rendered by Advisors

The Asset Management Fee discussed in Section 3 of this Agreement shall be determined after the conclusion of each calendar year in the following manner:

1.         Revenue Sharing.

(a) For purposes of this Exhibit C, “CWA Asset Base” means assets under management of clients of CWA and its affiliates, and “CWA Revenues” means all revenues from the CWA Asset Base; provided, however, that CWA Revenues will specifically exclude any revenue CWA may receive that is in addition to a typical assets under management fee and that is not the standard fee to a client (e.g., for example, with respect to clients that are not paying a financial planning fee to CWA, CWA may charge an additional asset based fee of 30 bps in lieu thereof as a financial planning fee and such fee shall be excluded from CWA Revenues).

(b) The CWA Revenue split shall be as follows: (i) Advisors shall be entitled to receive an asset based fee of 35 basis points on the CWA Asset Base and (ii) CWA shall be entitled to receive the remainder; provided, however, that 25 basis points on the CWA Asset Base above $2.5 billion shall be taken ratably from Advisors and CWA and shall be allocated to CWA (consistent with past practices).

By way of example, if the overall fee is 55 basis points on the CWA Asset Base above $2.5 billion, then the 25 basis points on such amounts above $2.5 billion shall be taken ratably from Advisors and CWA and then reallocated to CWA such that resultant allocation shall be 19.0909 basis points for Advisors and 35.9090 basis points to CWA on the CWA Asset Base above $2.5 billion, with the fee allocation on the first $2.5 billion being as set forth in clauses (b)(i) and (b)(ii) above.

Notwithstanding anything to the contrary herein, in no event shall CWA receive less than $1,465,000 in CWA Revenues for any full calendar year.

2. Reimbursement of Expenses. CWA shall reimburse Advisors for business expenses incurred in connection with due diligence examinations, commensurate with expense reimbursement provided to partners of CWA.